EXHIBIT 99.T3A.6

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

GREAT AMERICAN MANUFACTURING, LLC

Pursuant to Section 18-202 of the

Delaware Limited Liability Company Act

1.                                      The name of the limited liability company is Great American Manufacturing, LLC (the “Company”).

2.                                      The Certificate of Formation of the Company is hereby amended to change the name of the Company to GAMAN, LLC.

3.                                      Accordingly, Article 1 of the Certificate of Formation shall, as amended, read as follows:

“1.  The name of the limited liability company is GAMAN, LLC.”

4.                                      This Certificate of Amendment shall be effective as of January 30, 2008.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 30th day of January, 2008.

GREAT AMERICAN MANUFACTURING, LLC

By:
Name: Michael R. Ward
Title: Executive Vice President, Chief Legal Officer and Secretary